Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal Year 2026 Second Quarter Financial Results

•
Q2 Remaining Performance Obligations $523 billion, up 438% in USD
•
Q2 GAAP Earnings per Share up 91% to $2.10, Non-GAAP Earnings per Share up 54% to $2.26
•
Q2 Total Revenue $16.1 billion, up 14% in USD and up 13% in constant currency
•
Q2 Cloud Revenue (IaaS plus SaaS) $8.0 billion, up 34% in USD and up 33% in constant currency
•
Q2 Cloud Infrastructure (IaaS) Revenue $4.1 billion, up 68% in USD and up 66% in constant currency
•
Q2 Cloud Application (SaaS) Revenue $3.9 billion, up 11% in both USD and constant currency
•
Q2 Fusion Cloud ERP (SaaS) Revenue $1.1 billion, up 18% in USD and up 17% in constant currency
•
Q2 NetSuite Cloud ERP (SaaS) Revenue $1.0 billion, up 13% in both USD and constant currency

AUSTIN, Texas, December 10, 2025 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2026 Q2 results. Total Remaining Performance Obligations were up 438% year-over-year in USD to $523 billion. Total quarterly revenues were up 14% in USD, and up 13% in constant currency to $16.1 billion. Cloud revenues were up 34% in USD, and up 33% in constant currency to $8.0 billion. Software revenues were down 3% in USD, and down 5% in constant currency to $5.9 billion.

Q2 GAAP operating income was $4.7 billion. Non-GAAP operating income was $6.7 billion, up 10% year-over-year in USD and up 8% in constant currency. GAAP net income was $6.1 billion. Non-GAAP net income was $6.6 billion, up 57% in USD and up 54% in constant currency. Q2 GAAP earnings per share was $2.10, up 91% in USD and up 86% in constant currency. Non-GAAP earnings per share was $2.26, up 54% in USD and up 51% in constant currency.

Short-term deferred revenues were $9.9 billion. Over the last twelve months, operating cash flow was $22.3 billion, up 10% in USD.

“Remaining Performance Obligations (RPO) increased by $68 billion in Q2—up 15% sequentially to $523 billion—highlighted by new commitments from Meta, NVIDIA, and others,” said Oracle Principal Financial Officer, Doug Kehring. “Q2 GAAP earnings per share was up 91% to $2.10, and non-GAAP earnings per share was up 54% to $2.26. Our GAAP and non-GAAP earnings per share were both positively impacted by a $2.7 billion pre-tax gain in the sale of Oracle’s interest in our Ampere chip company.”

“Oracle sold Ampere because we no longer think it is strategic for us to continue designing, manufacturing and using our own chips in our cloud datacenters,” said Oracle Chairman and CTO, Larry Ellison. “We are now committed to a policy of chip neutrality where we work closely with all our CPU and GPU suppliers. Of course, we will continue to buy the latest GPUs from NVIDIA, but we need to be prepared and able to deploy whatever chips our customers want to buy. There are going to be a lot of changes in AI technology over the next few years and we must remain agile in response to those changes.”

“Oracle is very good at building and running high-performance and cost-efficient cloud datacenters,” said Oracle CEO, Clay Magouyrk. “For years Oracle has been investing in AI and building autonomous cloud software. Oracle’s Autonomous Database and Autonomous Linux have been key to reducing human labor and human error in our datacenters. Because our datacenters are highly automated, we can build and run more of them. Oracle has over 211 live and planned regions worldwide—more than any of our cloud competitors. We are more than halfway through building 72 Oracle Multicloud datacenters to be embedded throughout the Amazon, Google and Microsoft clouds. We are committed to Cloud Neutrality because we believe that our customers should be able to run their Oracle databases in any cloud they choose. That strategy is definitely paying off. Our Multicloud database business is our fastest growing business—up 817% in Q2.”

“AI Training and selling AI Models are very big businesses,” said Oracle CEO, Mike Sicilia. “But we think there is an even larger opportunity—embedding AI in a variety of different products. Oracle is in a unique position to embed AI in all three layers of our software products: our Cloud Datacenter software, our Autonomous Database and Analytic software, and our Applications software. All three of these Oracle software businesses are already big—AI will make them all better and bigger. AI allows us to automate complex multistep processes that were impossible to automate before AI. AI is enabling us to automate loan origination and risk quantification for banks and their customers. AI is enabling us to help doctors diagnose and care for their patients and manage the reimbursement process between healthcare providers and payers. All of the top five AI Models are in the Oracle Cloud. We have huge advantages over our applications competitors.”

The board of directors declared a quarterly cash dividend of $0.50 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on January 9, 2026, with a payment date of January 23, 2026.

•
A sample list of customers which purchased Oracle Cloud services during the quarter will be available at www.oracle.com/customers/earnings/.
•
A list of recent technical innovations and announcements is available at www.oracle.com/news/.
•
To learn what industry analysts have been saying about Oracle’s products and services see www.oracle.com/corporate/analyst-reports/.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 4:00 p.m. Central. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor/.

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

# # #

Trademarks

Oracle, Java, MySQL, and NetSuite are registered trademarks of Oracle Corporation. NetSuite was the first cloud company—ushering in the new era of cloud computing.

"Safe Harbor" Statement: Statements in this press release relating to future plans, expectations, beliefs, intentions and prospects, including our plans to maintain chip neutrality, our ability to build and run high-performance and cost-efficient cloud datacenters and increase buildout of additional datacenters, the growth opportunity provided by embedding AI in a variety of our product and the benefits of AI generally are "forward-looking statements" and are subject to material risks and uncertainties. Risks and uncertainties that could affect our current expectations and our actual results, include, among others: our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services, including our AI products; our management of complex cloud and hardware offerings, including the sourcing of technologies and technology components such as graphic processing units; our ability to anticipate, plan for, secure and manage datacenter capacity; significant coding, manufacturing or configuration errors in our offerings; risks associated with acquisitions; business volatility and risks associated with government contracting; economic, political and market conditions, including tariffs and trade wars; information technology system failures, privacy and data security concerns; cybersecurity breaches; unfavorable legal proceedings, government investigations, and complex and changing laws and regulations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on the Oracle Investor Relations website at www.oracle.com/investor/. All information set forth in this press release is current as of December 10, 2025. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q2 FISCAL 2026 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended November 30,				% Increase	% Increase (Decrease)
	2025	% of Revenues	2024	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud	$7,977	50%	$5,937	42%	34%	33%
Software	5,877	36%	6,064	44%	(3%)	(5%)
Hardware	776	5%	728	5%	7%	5%
Services	1,428	9%	1,330	9%	7%	6%
Total revenues	16,058	100%	14,059	100%	14%	13%
OPERATING EXPENSES
Cloud and software	3,990	25%	2,746	19%	45%	45%
Hardware	215	1%	172	1%	25%	23%
Services	1,169	7%	1,167	8%	0%	(1%)
Sales and marketing	2,149	13%	2,190	16%	(2%)	(3%)
Research and development	2,561	16%	2,471	18%	4%	4%
General and administrative	409	3%	387	3%	6%	5%
Amortization of intangible assets	407	3%	591	4%	(31%)	(31%)
Acquisition related and other	21	0%	31	0%	(33%)	(35%)
Restructuring	406	3%	84	1%	387%	378%
Total operating expenses	11,327	71%	9,839	70%	15%	14%
OPERATING INCOME	4,731	29%	4,220	30%	12%	9%
Interest expense	(1,057)	(7%)	(866)	(6%)	22%	22%
Non-operating income, net	2,668	17%	36	0%	*	*
INCOME BEFORE INCOME TAXES	6,342	39%	3,390	24%	87%	82%
Provision for income taxes	207	1%	239	2%	(14%)	(16%)
NET INCOME	$6,135	38%	$3,151	22%	95%	89%
EARNINGS PER SHARE:
Basic	$2.14		$1.13
Diluted	$2.10		$1.10
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,864		2,790
Diluted	2,922		2,869

(1)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2025, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended November 30, 2025 compared with the corresponding prior year period increased our total revenues by 1 percentage point, total operating expenses by 1 percentage point and operating income by 3 percentage points.

*	Not meaningful

ORACLE CORPORATION

Q2 FISCAL 2026 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended November 30,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2025 GAAP	Adj.	2025 Non-GAAP	2024 GAAP	Adj.	2024 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$16,058	$—	$16,058	$14,059	$—	$14,059	14%	14%	13%	13%
TOTAL OPERATING EXPENSES	$11,327	$(1,990)	$9,337	$9,839	$(1,876)	$7,963	15%	17%	14%	16%
Stock-based compensation (3)	1,156	(1,156)	—	1,170	(1,170)	—	(1%)	*	(1%)	*
Amortization of intangible assets (4)	407	(407)	—	591	(591)	—	(31%)	*	(31%)	*
Acquisition related and other	21	(21)	—	31	(31)	—	(33%)	*	(35%)	*
Restructuring	406	(406)	—	84	(84)	—	387%	*	378%	*
OPERATING INCOME	$4,731	$1,990	$6,721	$4,220	$1,876	$6,096	12%	10%	9%	8%
OPERATING MARGIN %	29%		42%	30%		43%	(56) bp.	(150) bp.	(92) bp.	(171) bp.
INCOME TAX EFFECTS (5)	$207	$1,527	$1,734	$239	$820	$1,059	(14%)	64%	(16%)	61%
NET INCOME	$6,135	$463	$6,598	$3,151	$1,056	$4,207	95%	57%	89%	54%
DILUTED EARNINGS PER SHARE	$2.10		$2.26	$1.10		$1.47	91%	54%	86%	51%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,922	—	2,922	2,869	—	2,869	2%	2%	2%	2%

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2025, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.
(3)
Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended November 30, 2025			Three Months Ended November 30, 2024
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud and software	$151	$(151)	$—	$158	$(158)	$—
Hardware	7	(7)	—	8	(8)	—
Services	51	(51)	—	53	(53)	—
Sales and marketing	185	(185)	—	195	(195)	—
Research and development	668	(668)	—	657	(657)	—
General and administrative	94	(94)	—	99	(99)	—
Total stock-based compensation	$1,156	$(1,156)	$—	$1,170	$(1,170)	$—
(4)
Estimated future annual amortization expense related to intangible assets as of November 30, 2025 was as follows:

Remainder of fiscal 2026	$812
Fiscal 2027	672
Fiscal 2028	635
Fiscal 2029	561
Fiscal 2030	522
Fiscal 2031	332
Thereafter	226
Total intangible assets, net	$3,760

(5)
Income tax effects were calculated reflecting an effective GAAP tax rate of 3.3% and 7.1% in the second quarter of fiscal 2026 and 2025, respectively, and an effective non-GAAP tax rate of 20.8% and 20.1% in the second quarter of fiscal 2026 and 2025, respectively. The difference in our GAAP and non-GAAP tax rates in each of the second quarters of fiscal 2026 and 2025 was primarily due to the net tax effects related to stock-based compensation expense; acquisition related and other items, including the tax effects on amortization of intangible assets; and restructuring expense, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

*	Not meaningful

ORACLE CORPORATION

Q2 FISCAL 2026 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Six Months Ended November 30,				% Increase	% Increase (Decrease)
	2025	% of Revenues	2024	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud	$15,162	49%	$11,559	42%	31%	30%
Software	11,598	37%	11,830	44%	(2%)	(4%)
Hardware	1,446	5%	1,383	5%	5%	3%
Services	2,777	9%	2,594	9%	7%	6%
Total revenues	30,983	100%	27,366	100%	13%	12%
OPERATING EXPENSES
Cloud and software	7,597	24%	5,344	20%	42%	42%
Hardware	393	1%	333	1%	18%	16%
Services	2,268	7%	2,314	8%	(2%)	(3%)
Sales and marketing	4,211	14%	4,226	15%	0%	(2%)
Research and development	5,051	16%	4,777	18%	6%	6%
General and administrative	786	3%	745	3%	5%	5%
Amortization of intangible assets	826	3%	1,215	4%	(32%)	(32%)
Acquisition related and other	35	0%	44	0%	(21%)	(24%)
Restructuring	808	3%	157	1%	415%	406%
Total operating expenses	21,975	71%	19,155	70%	15%	14%
OPERATING INCOME	9,008	29%	8,211	30%	10%	7%
Interest expense	(1,980)	(7%)	(1,708)	(6%)	16%	16%
Non-operating income, net	2,741	9%	57	0%	*	*
INCOME BEFORE INCOME TAXES	9,769	31%	6,560	24%	49%	44%
Provision for income taxes (2)	707	2%	480	2%	47%	43%
NET INCOME	$9,062	29%	$6,080	22%	49%	45%
EARNINGS PER SHARE:
Basic	$3.19		$2.19
Diluted	$3.11		$2.13
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,845		2,775
Diluted	2,916		2,860

(1)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2025, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the six months ended November 30, 2025 compared with the corresponding prior year period increased our total revenues by 1 percentage point, total operating expenses by 1 percentage point and operating income by 3 percentage points.
(2)
Provision for income taxes for the six months ended November 30, 2025 includes the impact of the U.S. One, Big, Beautiful Bill Act, which was signed into law on July 4, 2025.

*	Not meaningful

ORACLE CORPORATION

Q2 FISCAL 2026 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Six Months Ended November 30,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2025 GAAP	Adj.	2025 Non-GAAP	2024 GAAP	Adj.	2024 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$30,983	$—	$30,983	$27,366	$—	$27,366	13%	13%	12%	12%
TOTAL OPERATING EXPENSES	$21,975	$(3,949)	$18,026	$19,155	$(3,592)	$15,563	15%	16%	14%	15%
Stock-based compensation (3)	2,280	(2,280)	—	2,176	(2,176)	—	5%	*	5%	*
Amortization of intangible assets (4)	826	(826)	—	1,215	(1,215)	—	(32%)	*	(32%)	*
Acquisition related and other	35	(35)	—	44	(44)	—	(21%)	*	(24%)	*
Restructuring	808	(808)	—	157	(157)	—	415%	*	406%	*
OPERATING INCOME	$9,008	$3,949	$12,957	$8,211	$3,592	$11,803	10%	10%	7%	8%
OPERATING MARGIN %	29%		42%	30%		43%	(93) bp.	(131) bp.	(136) bp.	(158) bp.
INCOME TAX EFFECTS (5)	$707	$2,131	$2,838	$480	$1,500	$1,980	47%	43%	43%	40%
NET INCOME	$9,062	$1,818	$10,880	$6,080	$2,092	$8,172	49%	33%	45%	31%
DILUTED EARNINGS PER SHARE	$3.11		$3.73	$2.13		$2.86	46%	31%	42%	28%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,916	—	2,916	2,860	—	2,860	2%	2%	2%	2%

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2025, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.
(3)
Stock-based compensation was included in the following GAAP operating expense categories:

	Six Months Ended November 30, 2025			Six Months Ended November 30, 2024
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud and software	$307	$(307)	$—	$299	$(299)	$—
Hardware	14	(14)	—	14	(14)	—
Services	100	(100)	—	96	(96)	—
Sales and marketing	362	(362)	—	356	(356)	—
Research and development	1,314	(1,314)	—	1,226	(1,226)	—
General and administrative	183	(183)	—	185	(185)	—
Total stock-based compensation	$2,280	$(2,280)	$—	$2,176	$(2,176)	$—
(4)
Estimated future annual amortization expense related to intangible assets as of November 30, 2025 was as follows:

Remainder of fiscal 2026	$812
Fiscal 2027	672
Fiscal 2028	635
Fiscal 2029	561
Fiscal 2030	522
Fiscal 2031	332
Thereafter	226
Total intangible assets, net	$3,760

(5)
Income tax effects were calculated reflecting an effective GAAP tax rate of 7.2% and 7.3% in the first half of fiscal 2026 and 2025, respectively, and an effective non-GAAP tax rate of 20.7% and 19.5% in the first half of fiscal 2026 and 2025, respectively. The difference in our GAAP and non-GAAP tax rates in each of the first half of fiscal 2026 and 2025 was primarily due to the net tax effects related to stock-based compensation expense; acquisition related and other items, including the tax effects on amortization of intangible assets; and restructuring expense, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure; and, for the first half of fiscal 2026, the impact of the U.S. One, Big, Beautiful Bill Act (refer to Appendix A for additional information).

*	Not meaningful

ORACLE CORPORATION

Q2 FISCAL 2026 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	November 30, 2025	May 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$19,241	$10,786
Marketable securities	525	417
Trade receivables, net	9,440	8,558
Prepaid expenses and other current assets	5,160	4,818
Total Current Assets	34,366	24,579
Non-Current Assets:
Property, plant and equipment, net	67,875	43,522
Intangible assets, net	3,760	4,587
Goodwill	62,207	62,207
Deferred tax assets	11,531	11,877
Other non-current assets	25,245	21,589
Total Non-Current Assets	170,618	143,782
TOTAL ASSETS	$204,984	$168,361
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and other borrowings, current	$8,091	$7,271
Accounts payable	10,140	5,113
Accrued compensation and related benefits	1,947	2,243
Deferred revenues	9,940	9,387
Other current liabilities	7,677	8,629
Total Current Liabilities	37,795	32,643
Non-Current Liabilities:
Notes payable and other borrowings, non-current	99,984	85,297
Income taxes payable	10,885	10,269
Operating lease liabilities	16,311	11,536
Other non-current liabilities	9,552	7,647
Total Non-Current Liabilities	136,732	114,749
Stockholders’ Equity	30,457	20,969
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$204,984	$168,361

ORACLE CORPORATION

Q2 FISCAL 2026 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Six Months Ended November 30,
	2025	2024
Cash Flows From Operating Activities:
Net income	$9,062	$6,080
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,055	1,712
Amortization of intangible assets	826	1,215
Deferred income taxes	332	(601)
Stock-based compensation	2,280	2,176
Gains from investments and other, net	(2,227)	298
Changes in operating assets and liabilities:
Increase in trade receivables, net	(900)	(451)
Decrease in prepaid expenses and other assets	1,285	676
Decrease in accounts payable and other liabilities	(1,366)	(1,143)
Decrease in income taxes payable	(2,608)	(1,685)
Increase in deferred revenues	467	454
Net cash provided by operating activities	10,206	8,731
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(634)	(636)
Proceeds from sales and maturities of marketable securities and other investments	4,737	356
Capital expenditures	(20,535)	(6,273)
Net cash used for investing activities	(16,432)	(6,553)
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(95)	(300)
Proceeds from issuances of common stock	1,308	307
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(109)	(898)
Payments of dividends to stockholders	(2,848)	(2,221)
Proceeds from (repayments of) commercial paper and other short-term financing, net	886	(396)
Proceeds from issuances of senior notes and term loan credit agreements, net of issuance costs	17,880	11,837
Repayments of senior notes, term loan credit agreements and other borrowings	(2,122)	(9,700)
Other financing activities, net	(203)	(276)
Net cash provided by (used for) financing activities	14,697	(1,647)
Effect of exchange rate changes on cash and cash equivalents	(16)	(44)
Net increase in cash and cash equivalents	8,455	487
Cash and cash equivalents at beginning of period	10,786	10,454
Cash and cash equivalents at end of period	$19,241	$10,941

ORACLE CORPORATION

Q2 FISCAL 2026 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING FOUR-QUARTERS (1)

($ in millions)

	Fiscal 2025				Fiscal 2026
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$19,126	$20,287	$20,745	$20,821	$21,534	$22,296

Capital Expenditures	(7,855)	(10,745)	(14,933)	(21,215)	(27,414)	(35,477)

Free Cash Flow	$11,271	$9,542	$5,812	$(394)	$(5,880)	$(13,181)

Operating Cash Flow % Growth over prior year	8%	19%	14%	12%	13%	10%

Free Cash Flow % Growth over prior year	19%	(6%)	(53%)	(103%)	(152%)	(238%)

GAAP Net Income	$10,976	$11,624	$12,160	$12,443	$12,441	$15,425

Operating Cash Flow as a % of Net Income	174%	175%	171%	167%	173%	145%

Free Cash Flow as a % of Net Income	103%	82%	48%	(3%)	(47%)	(85%)

(1)
To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing four-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q2 FISCAL 2026 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2025					Fiscal 2026
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud	$5,623	$5,937	$6,210	$6,737	$24,506	$7,186	$7,977			$15,162
Software license	870	1,195	1,129	2,007	5,201	766	939			1,705
Software support	4,896	4,869	4,797	4,961	19,523	4,955	4,938			9,893
Software	5,766	6,064	5,926	6,968	24,724	5,721	5,877			11,598
Hardware	655	728	703	850	2,936	670	776			1,446
Services	1,263	1,330	1,291	1,348	5,233	1,349	1,428			2,777
Total revenues	$13,307	$14,059	$14,130	$15,903	$57,399	$14,926	$16,058			$30,983
AS REPORTED REVENUE GROWTH RATES
Cloud	21%	24%	23%	27%	24%	28%	34%			31%
Software license	7%	1%	(10%)	9%	2%	(12%)	(21%)			(17%)
Software support	0%	0%	(2%)	1%	0%	1%	1%			1%
Software	1%	0%	(4%)	3%	0%	(1%)	(3%)			(2%)
Hardware	(8%)	(4%)	(7%)	1%	(4%)	2%	7%			5%
Services	(9%)	(3%)	(1%)	(2%)	(4%)	7%	7%			7%
Total revenues	7%	9%	6%	11%	8%	12%	14%			13%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud	22%	24%	25%	27%	24%	27%	33%			30%
Software license	8%	3%	(8%)	8%	3%	(13%)	(23%)			(19%)
Software support	0%	0%	0%	0%	0%	(1%)	0%			0%
Software	1%	0%	(2%)	2%	1%	(2%)	(5%)			(4%)
Hardware	(8%)	(3%)	(5%)	0%	(4%)	1%	5%			3%
Services	(8%)	(3%)	1%	(2%)	(3%)	5%	6%			6%
Total revenues	8%	9%	8%	11%	9%	11%	13%			12%
CLOUD REVENUES BY OFFERINGS
Cloud applications	$3,469	$3,503	$3,558	$3,742	$14,272	$3,839	$3,898			$7,736
Cloud infrastructure	2,154	2,434	2,652	2,995	10,234	3,347	4,079			7,426
Total cloud revenues	$5,623	$5,937	$6,210	$6,737	$24,506	$7,186	$7,977			$15,162
AS REPORTED REVENUE GROWTH RATES
Cloud applications	10%	10%	9%	12%	10%	11%	11%			11%
Cloud infrastructure	45%	52%	49%	52%	50%	55%	68%			62%
Total cloud revenues	21%	24%	23%	27%	24%	28%	34%			31%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud applications	10%	10%	10%	11%	10%	10%	11%			10%
Cloud infrastructure	46%	52%	51%	52%	51%	54%	66%			61%
Total cloud revenues	22%	24%	25%	27%	24%	27%	33%			30%
GEOGRAPHIC REVENUES
Americas	$8,372	$8,933	$9,000	$10,034	$36,339	$9,662	$10,467			$20,129
Europe/Middle East/Africa	3,228	3,381	3,421	3,996	14,025	3,481	3,760			7,240
Asia Pacific	1,707	1,745	1,709	1,873	7,035	1,783	1,831			3,614
Total revenues	$13,307	$14,059	$14,130	$15,903	$57,399	$14,926	$16,058			$30,983

(1)
The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2025 and 2024 for the fiscal 2026 and fiscal 2025 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q2 FISCAL 2026 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects related to each of the below items except for the impact of the U.S. One, Big, Beautiful Bill Act:

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses, income tax effects and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses, income tax effects and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses, income tax effects and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consisted of personnel-related costs for transitional and certain other employees, certain business combination adjustments including certain adjustments after the measurement period has ended, and certain other operating items, net. Restructuring expenses consisted of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses may diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur certain of these expenses in connection with any future acquisitions and/or strategic initiatives.

• Impact of the U.S. One, Big, Beautiful Bill Act (OBBBA): OBBBA was signed into law on July 4, 2025. We recorded a net tax expense of $958 million during the first quarter of fiscal 2026, primarily related to the remeasurement of a deferred tax liability previously recorded during fiscal 2021, as part of the partial realignment of our legal entity structure. We have excluded the impact of this charge from our non-GAAP income taxes and net income measures in the first half of fiscal 2026. We believe making these adjustments provides insight to our operating performance and comparability to past operating results.